SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 6, 2003



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


         Delaware                       0-26677                   13-4053502
     (State or other              (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (917) 286-2300





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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

   Exhibit No.          Description
   ----------           -----------

     99.1 Press Release dated May 6, 2003, announcing financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under
                        Item 9 of this report).


Item 9.   Regulation FD Disclosure.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," under this Item 9.

Insight Communications Company, Inc. has issued a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference. The press release contains disclosure of operating cash flow and system cash flow, each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 8 of the press release contains a tabular reconciliation of operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to operating cash flow and system cash flow, respectively. We believe that operating cash flow and system cash flow are commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, such measures are not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with GAAP.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by this Item 12 under Item 9 of Form 8-K, "Regulation FD Disclosure".


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Insight Communications Company, Inc.


Date: May 6, 2003                  By:  /s/ Elliot Brecher
                                      -----------------------------
                                       Elliot Brecher
                                       Senior Vice President and General Counsel